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EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT




We agree to the inclusion in this Form 10-SB of our report, dated January 24, 2001, on our audit of the financial statements of Chopin Venture Group, Inc. as of December 31, 2000 and for the period from inception, April 26, 2000, through December 31, 2000.




                                                    HASKELL & WHITE LLP

Irvine, California
May 7, 2001